Exhibit 10.62

FIFTH AMENDMENT TO AMENDED

AND RESTATED CREDIT AGREEMENT

This Fifth Amendment is made as of April 25, 2008, (the “Amendment”), by and between ML Macadamia Orchards, L.P., a Delaware limited partnership, and ML Resources, Inc., a Hawaii corporation (collectively the “Borrower”) and American AgCredit, PCA (the “Lender”).

RECITALS

A.  Borrower and Lender entered into an Amended and Restated Credit Agreement dated as of May 1, 2004, as amended by that certain Amendment to Amended and Restated Credit Agreement dated as of August 17, 2004, that certain Waiver and Amendment dated as of March 15, 2005, that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 27, 2005, that certain Waiver dated as of March 29, 2007, that certain Third Amendment to Amended and Restated Credit Agreement dated as of July 5, 2007, and that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March 14, 2008 (as amended, the “Agreement”). The Agreement governs the payment of a Term Loan Promissory Note dated May 1, 2000 in the sum of $4,000,000.00 and a Revolving Loan Promissory Note dated May 1, 2004 in the sum of $5,000,000.00 (the “Notes”) and a Supplemental Security Agreement dated May 1, 2004.

B.  The principal amount outstanding on the Notes as of the date of this Amendment is $5,000,000.00.  There remains available a commitment to fund $700,000.00 on the May 1, 2004 Revolving Loan Promissory Note.

C.  Borrower has requested that Lender extend the Revolving Loan Maturity Date from May 1, 2008 to July 1, 2008, and extend the date that Borrower is required to provide additional security for the Loans from May 1, 2008 to July 1, 2008.

D.  Lender has agreed to the waiver and amendment requested.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.           All capitalized terms not defined herein shall have the meanings assigned in the Agreement.

2.           The definition of “Revolving Loan Maturity Date” contained in the Agreement is hereby amended to read as follows”

“Revolving Loan Maturity Date” shall mean July 1, 2008; provided, that if the Obligations shall become due and payable in accordance with Section 10.2 or any other provision of this Agreement, then the Revolving Loan Maturity Date shall be the date on which the Obligations become due and payable.”

3.           Additional Security Requirement Date.  The date in which Borrower is required to execute and deliver to Lender, as additional security for the Loans, a mortgage or deed of trust on certain real property as described in Section 11 of the Fourth Amendment to Amended and Restated Credit Agreement dated as of March 14, 2008 between Borrower and Lender is hereby extended from May 1, 2008 to July 1, 2008.

4.           Borrower represents and warrants that, except as disclosed herein, it is in compliance with all of the terms and conditions contained in the Agreement as previously modified and that it is not aware of any event that is or would become and Event of Default as that term is defined in the Agreement.

5.           Borrower further represents and warrants that each of the signatories hereto has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

6.           Continuing Validity. Except as expressly modified or changed by this Amendment, the terms of the original Agreement and all other related loan documents remain unchanged and in full force and effect.  Consent by the Lender to the changes described herein does not waive Lender’s right to strict performance of the terms and conditions contained in the Agreement as amended, nor obligate the Lender to make future changes in terms.  Nothing in this Amendment will constitute a satisfaction of the Indebtedness.  It is the Lender’s intention to retain as liable parties all makers, guarantors, endorsers of the original Indebtedness, unless Lender expressly releases such party in writing.

7.           This Amendment may be executed in any number of separate counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

ML MACADAMIA ORCHARDS, L.P.,

a Delaware limited partnership

By:	ML RESOURCES, INC., a Hawaii

corporation, its managing general partner

	By:	/s/ Dennis J. Simonis

	Name:	Dennis J. Simonis

	Title:	President & CEO

(Signatures continued on next page)

ML RESOURCES, INC., a Hawaii corporation

By:	/s/ Dennis J. Simonis

Name:	Dennis J. Simonis

Title:	President & CEO

AMERICAN AGCREDIT, PCA

By:	/s/ Vern Zander
Name: Vern Zander

Title: Vice President